Exhibit 99.1

PRESS RELEASE

SEACOR Marine Publishes 2024-2025 Sustainability Report

HOUSTON, November 13, 2025 – SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, today announced that it has published its 2024-2025 Sustainability Report. The report documents SEACOR Marine’s continued commitment to the environment, its employees and its responsibility as a global citizen.

SEACOR Marine’s Chief Executive Officer John Gellert commented: “Our 2024–2025 Sustainability Report reaffirms our commitment to a safer, cleaner and more resilient offshore marine industry. As we continue investing in hybrid vessel technology, digital optimization and responsible operations, I am proud of the progress our team has made in minimizing our environmental impact, supporting our employees and partners, and driving positive outcomes for the communities we serve. We are also proud to have received several awards and industry recognition for our commitment to environmental stewardship and sustainable practices, and for fostering a strong safety culture. As we look ahead, we remain focused on furthering these efforts and strengthening our role as an industry leader in sustainability."

Highlights from SEACOR Marine’s 2024-2025 Sustainability Report include:

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Our Environment: SEACOR Marine continues to enhance its environmental sustainability and operational efficiency across its global fleet. This report highlights the expansion of the Company’s hybrid platform supply vessel (PSV) fleet, its ongoing investments in green technologies and the adoption of digital solutions to enable a deeper understanding of our environmental impact. SEACOR Marine continues to expand its campaign on waste reduction efforts, both on its vessels and in its offices. These advancements reflect SEACOR Marine’s mission to integrate sustainable practices throughout its operations, drive innovation and support sustainability efforts across the maritime industry.

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Our People: SEACOR Marine remains committed to fostering a safe, inclusive and supportive work environment. We have expanded initiatives that promote the mental and emotional well-being of our seafarers, including the rollout of high-speed satellite internet across our entire fleet. We continue to make progress towards our GOAL ZERO safety vision, a commitment that has driven consistent, measurable improvements in safety performance across our fleet.

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Our Community: SEACOR Marine remains committed to fostering meaningful relationships in the communities where we operate. We continue to support local organizations and social welfare initiatives through financial contributions and volunteer efforts, guided by input from our global regions to ensure meaningful impact in the communities where we operate. In addition to giving back, we prioritize partnerships with local suppliers, encourage investment in local content and collaborate with community stakeholders to drive shared progress. Our senior leaders actively engage in trade associations, forums and industry groups, promoting best practices and strengthening connections across the maritime sector and the communities we serve.

The report is aligned with the industry-specific standard for the oil and gas services sector as set by the Sustainability Accounting Standards Board (“SASB”) and also identifies the United Nations Sustainable Development Goals (“UN SDGs”) that most closely align with the Company’s values and responsible business practices.

To learn more about SEACOR Marine’s environmental, social and governance (“ESG”) efforts and sustainability practices, please visit SEACOR Marine’s website at https://seacormarine.com/esg.

SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine operates and manages a diverse fleet of offshore support vessels that (i) deliver cargo and personnel to offshore installations, including offshore wind farms, (ii) assist offshore operations for production and storage facilities, (iii) provide construction, well work-over, offshore wind farm installation and decommissioning support and (iv) carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair. Additionally, the Company’s vessels provide emergency response services and accommodations for technicians and specialists.

Forward-Looking Statements discussed in this release as well as in other reports, materials and oral statements that SEACOR Marine Holdings Inc. (“SEACOR Marine” or the “Company”) releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements and includes the information on Slide 26. Such forwardlooking statements concern management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forwardlooking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties such as the completion of our financial close process for the quarter, that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company's control. It should be understood that it is not possible to predict or identify all such factors. Investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company's cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at http://www.seacormarine.com for additional information.
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